Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Director of Investor Relations, or
Carlynn Finn, Manager of Investor Relations
(617) 796-8232
www.hptreit.com

Hospitality Properties Trust Announces Annual Meeting Votes

Newton, MA (May 15, 2009):  Hospitality Properties Trust (NYSE: HPT) today announced the preliminary results of votes taken at its annual meeting of shareholders earlier today.

There were three matters on the agenda scheduled to be voted, as follows:

1.     The first matter was the election of an Independent Trustee to serve until 2012.  Bruce M. Gans, M.D. was nominated by the HPT Board for re-election.  The number of shares required for Dr. Gans’s election was a majority of outstanding shares eligible to vote.  On the record date, HPT had 93,992,635 shares outstanding and eligible to vote.  The preliminary tabulation of shares voted at the annual meeting shows that Dr. Gans received 58,311,965 votes, or approximately 67%, of the total shares outstanding and eligible to vote.  Accordingly, subject to final certification of the votes, it appears that Dr. Gans was elected.

2.     The second matter was the election of a Managing Trustee to serve until 2012.  Adam D. Portnoy was nominated by the HPT Board for re-election.  The preliminary tabulation of the

{N0151450; 1}A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.

No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

shares voted shows that Mr. Portnoy received 57,922,143 votes, or approximately 66%, of the total shares outstanding and eligible to vote.  Accordingly, subject to final certification of the votes, it appears that Mr. Portnoy was elected.

3.     The third matter scheduled to be voted upon was a non-binding proposal by the California Public Employee Pension Plan, or CalPERS, requesting that HPT take steps to require that all HPT Trustees stand for election each year.   To be adopted, this proposal required the affirmative vote of seventy-five percent (75%) of HPT’s shares outstanding and eligible to vote, or the affirmative vote of 70,494,476.25 shares.  To be properly presented for consideration at HPT’s annual meeting in accordance with applicable Maryland law, HPT believes that the CalPERS proposal should have been presented at the annual meeting by a CalPERS representative who held a valid proxy from the registered owner of CalPERS’s HPT shares on the record date.  A person representing CalPERS appeared at HPT’s annual meeting but failed to produce a proxy and, accordingly, was unqualified to present this proposal.  Although no vote on this proposal was or will be officially tallied, HPT announced that the number of shares which appeared would have been voted in favor of this proposal if it were properly presented was approximately 50,914,751, or less than the vote required for its adoption.

Hospitality Properties Trust is a real estate investment trust headquartered in Newton, Massachusetts, which owns 289 hotels and 185 travel centers located throughout the United States and in Puerto Rico and Ontario, Canada.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

AND OTHER FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS AND THEIR IMPLICATIONS ARE BASED UPON HPT’S PRESENT BELIEFS AND EXPECTATIONS BUT THEY ARE NOT GUARANTEED TO OCCUR AND THEY MAY NOT OCCUR FOR VARIOUS REASONS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT, BASED UPON PRELIMINARY TABULATIONS OF ELIGIBLE SHARES VOTED,  IT APPEARS THAT DR. GANS AND MR. PORTNOY WERE ELECTED AS AN INDEPENDENT TRUSTEE AND A MANAGING TRUSTEE, RESPECTIVELY, TO SERVE UNTIL 2012.  PRELIMINARY VOTE TABULATIONS ARE SUBJECT TO CERTIFICATION BY THE DULY APPOINTED INSPECTOR OF ELECTIONS AND THE PROCESS OF VERIFYING AND CERTIFYING THESE TABULATIONS MAY RESULT IN CHANGES IN THE NUMBERS OF SHARES VOTED.  ANY SUCH CHANGES MAY BE SUFFICIENTLY MATERIAL TO CHANGE THE EXPECTED RESULTS ANNOUNCED IN THIS PRESS RELEASE.

•                  THIS PRESS RELEASE STATES THAT NO VOTE REGARDING THE CALPERS PROPOSAL WAS OR WILL BE OFFICIALLY TALLIED BECAUSE THE CALPERS PROPOSAL WAS NOT PROPERLY PRESENTED AT THE HPT SHAREHOLDERS ANNUAL MEETING.  CALPERS MAY DISPUTE THIS CONCLUSION.  HPT DOES NOT KNOW WHAT ACTIONS, IF ANY, MAY BE TAKEN BY CALPERS OR ITS REPRESENTATIVES TO DISPUTE HPT’S DETERMINATION THAT THE CALPERS PROPOSAL WAS NOT PROPERLY PRESENTED.  HPT BELIEVES THAT THE REQUIREMENTS OF APPLICABLE MARYLAND LAW ARE CLEAR AND THAT THE CALPERS PROPOSAL WAS NOT PROPERLY PRESENTED.

NONETHELESS, ANY DISPUTE MAY RESULT IN LITIGATION AND THE RESULTS OF SUCH LITIGATION MAY BE THAT HPT’S BELIEFS REGARDING THE APPLICABLE LEGAL REQUIREMENTS MAY BE OVERRULED.

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